UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      July 7, 2008

LASALLE RE HOLDINGS LTD
(Exact name of registrant as specified in its charter)
Bermuda
(State or other jurisdiction of incorporation)
1-16089	98-0232340
(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Michael Morrison, John Wardrop Joint Liquidators LaSalle Re Holdings Limited (in liquidation) Crown House, 4 Par-La-Ville Road Hamilton HM 08, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

(441) 295-5063
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

Hamilton, Bermuda (July 7, 2008): The Joint Liquidators (the “JLs”) of LaSalle Re Holdings Limited (the “Company”) are providing holders of the Company’s common shares, par value $0.10 and series A preferred shares, par value $1.00 per share (the “Preferred Shares”), with a status report of the affairs of the Company. The Company’s current reports on Form 8-K are available free of charge at the SEC’s website www.sec.gov.

1.  Company Background

In August 2003, insolvency proceedings were initiated by the Company in both the United States and Bermuda. The Supreme Court of Bermuda (the “Court”) ordered that Michael Morrison, of KPMG Advisory Limited in Bermuda, and John Wardrop of KPMG LLP in England be appointed Joint Provisional Liquidators to the Company and Joint Liquidators of the Company’s parent company, Trenwick Group Limited (“TGL”).

Concurrently Trenwick America Corporation (“TAC”), along with the Company and TGL, filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code (the “U.S. Bankruptcy Code”) with the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”), to run in parallel with the provisional liquidation in Bermuda. In 2003 and 2004, the U.S. Bankruptcy Court approved the sale of the Company’s former UK-based affiliates and the reorganization of TAC, the holding company of TGL’s U.S. insurance entities, pursuant to which these former affiliates were separated and are no longer affiliated in any respect with the Company or TGL. Since there were insufficient assets to support the reorganization of the Company and TGL, the U.S. Bankruptcy Court dismissed the Company and TGL’s cases in 2004 in deference to the ongoing Bermudian liquidation proceedings.

Following the dismissal of their chapter 11 cases, the JPLs of the Company and TGL filed petitions under section 304 of the U.S. Bankruptcy Code and applications for certain injunctive relief (the “304 Petitions”) with the U.S. Bankruptcy Court. The impetus behind the 304 Petitions was to investigate, and, if appropriate, prosecute various claims and causes of action that might exist in favour of the Company and TGL, and to protect and preserve the Company’s and TGL’s assets. The relief sought in the 304 Petitions was granted by court orders of the U.S. Bankruptcy Court dated May 26, 2005.

The Company was placed into liquidation by the Court on April 15, 2005 and TGL was placed into liquidation by the Court on November 4, 2005.

2.  Current status of the liquidation proceedings in Bermuda

The Court approved the appointment of Mike Morrison and John Wardrop as the JLs of the Company by Order of the Court dated April 13, 2008.

The JLs set a bar date for the filing of creditor claims against the Company. This bar date has passed and all creditor claims against the Company have been or will be paid in full.

3.  LaSalle Re Limited (“LaSalle”)

LaSalle, a wholly owned subsidiary of the Company, is a Bermudian Class 3 registered reinsurance company (in December 2007 the Company successfully applied to the Bermuda Monetary Authority to have the Company reclassified from a Class 4 to a Class 3 reinsurer pursuant to the Bermuda Insurance Act 1978) and has been in run-off since 2002.

LaSalle proposed a Scheme of Arrangement under Section 99 of the Bermuda Companies Act 1981 (the “Scheme”) with its reinsurance creditors and the Scheme was subsequently approved by LaSalle’s creditors and sanctioned by the Court on April 27, 2007. Under the terms of the Scheme, Scheme Creditors were required to submit all reinsurance claims against LaSalle by August 30, 2007. In January this year, LaSalle paid its final remaining reinsurance liabilities under the Scheme and the Scheme was terminated on January 22, 2008.

Following the completion of the Scheme, LaSalle was placed into member’s voluntary liquidation on March 13, 2008 and Mike Morrison and Malcolm Butterfield were appointed Joint Liquidators. At the commencement of the member’s voluntary liquidation LaSalle’s net assets were approximately $38.1 million.

Shortly after their appointment as joint liquidators of LaSalle, a dividend to the Company of $6.5 million was made to allow the Company to settle its accrued liquidation fees and expenses, and to settle the Company’s liabilities to the Company’s creditors. The JLs intend to distribute LaSalle’s shareholder surplus of approximately $32 million to the Company on or before July 21, 2008.

4.  Timing and quantum of the initial preference liquidation dividend to the

Company’s Series A Preferred Shareholders

Under the Company’s constitutional documents, the Company’s Series A Preferred Shareholders are entitled to receive:

i.	a preference dividend in a liquidation of $25 per share; and

ii.	accrued but unpaid dividends in a liquidation prior to payments to other shareholders.

The Funds available for distribution to shareholders of the Company will be paid to holders of the Company’s Series A Preferred Shares in priority to the Company’s common shareholders to the extent described above.

The initial distribution to the Company’s Series A Preferred Shareholders will total approximately $31.5 million. This equates to $10.50 for each Series A Preferred Share of the Company.

This preference dividend is payable on July 28, 2008 to the holders of Series A Preferred Stock of record on the books of the Company at the close of business on July 17, 2008.

5.  Estimated timing of further dividends to the Company’s Series A Preferred

Shareholders

This initial distribution to the Company’s Series A Preferred Shareholders represents a distribution of substantially all of the assets of the Company.

However, the Company still has a small number of contingent assets which may result in further realizations for the estate in the future. Depending on the outcome of the realisation efforts, an additional distribution to the Company’s preferred shareholders may be made prior to the formal dissolution of the Company.

It is anticipated that any further distributions to Series A Preferred Shareholders will occur within 12 months, although the exact timing and the quantum of any further distribution is uncertain.

6.  Future reporting

The JLs intend to continue to limit the Company’s public announcements in the future to material events relating to the Company’s winding-up (liquidation) proceedings in Bermuda. We intend to disclose any such event to the public by filing with the SEC a Current Report on Form 8-K. Reports on the Company’s affairs are not mailed to shareholders of the Company, unless we are required to do so or unless we believe, in our sole judgment, that it is in the best interest of the Company’s shareholders.

The Company’s current reports on Form 8-K are available free of charge at the SEC’s website www.sec.gov.

7.  Special Note Regarding “Forward Looking Statements”

This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act concerning current expectations about the windingup of the Company, including the expected net asset value of LaSalle, expected distributions to Series A Preferred Shareholders and other statements identified by the words “expects,” “estimated,” “believes” and “intend” and similar expressions. Such statements are subject to conditions, risks and uncertainties that may materially affect the actual results of the winding-up of the Company. These factors are described herein and include contingencies and claims that could affect the Company’s winding-up and dissolution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE RE HOLDINGS LTD (in liquidation)

Date: July 7, 2008	By:	/s/ Michael Morrison
Name: Michael Morrison Title: Joint Liquidator

By:	/s/ John Wardrop
Name: John Wardrop Title: Joint Liquidator

The Joint Liquidators act without personal liability.